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EXHIBIT 8.2

April 2, 2008

GMH Communities Trust
10 Campus Boulevard
Newtown Square, Pennsylvania 19073

        Re:    GMH Communities Trust

Ladies and Gentlemen:

        We have acted as counsel for GMH Communities Trust, a Maryland real estate investment trust (the "Company") in connection with American Campus Communities, Inc.'s ("ACC") registration statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, on April 2, 2008 (the "Registration Statement"). Pursuant to the Registration Statement, ACC proposes to issue to the shareholders of the Company up to 5,449,832 shares (the "Shares") of Common Stock, $0.01 par value per share, of ACC, in connection with the merger of American Campus Acquisition LLC, a Delaware limited liability company and subsidiary of ACC, with and into the Company (the "Merger") pursuant to the Agreement and Plan of Merger dated February 11, 2008 (the "Agreement") in accordance with the terms set forth in the prospectus (the "Prospectus") to be filed as part of the Registration Statement.

        This opinion letter addresses the accuracy of certain matters discussed in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences to GMH Shareholders of the REIT Merger and Distributions."

        In rendering the following opinion, we have reviewed and relied upon the information set forth in the Registration Statement; the Prospectus; the Agreement; and statements and other information of the Company or representatives or officers thereof. Unless facts material to the opinion expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the Prospectus and other information provided by the Company. For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, and (vi) the accuracy and completeness of all records made available to us.

        Based upon the foregoing and subject to the limitations set forth herein and in the Registration Statement, we are of the opinion that the statements set forth under the heading "Material U.S. Federal Income Tax Consequences to GMH Shareholders of the REIT Merger and Distributions" in the Registration Statement, insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.

        We express no opinion other than the opinion expressly set forth herein. Our opinion is not binding on the Internal Revenue Service. The Internal Revenue Service may disagree with and challenge our conclusions, and a court could sustain such a challenge. Our opinion is based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as in effect as of the date of this opinion letter. Changes in applicable law could render the tax discussion in the Registration Statement incorrect or incomplete.

        We are rendering this opinion letter to you in connection with the Merger, and this opinion letter may not be relied upon by any other person or for any other purpose without our prior written consent. This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law.

        We hereby consent to the inclusion of this opinion as Exhibit 8.2 to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                      Very truly yours,

                      /s/                        GOODWIN PROCTER LLP

                      Goodwin Procter LLP

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  EXHIBIT 8.2